UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2024

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 869-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MTEM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On November 27, 2024, Jason Kim notified the Company of his decision to resign from his position as the Company’s President, Chief Financial Officer and Treasurer, effective as of December 8, 2024, in which positions he serves as the Company’s principal financial officer and principal accounting officer. His decision to resign was not the result of any disagreement with the Company, the Company’s management or any member of the Company’s Board of Directors, or on any matter relating to the Company’s operations, policies, or practices. Mr. Kim will not receive severance payments or continuation of health benefits, pursuant to his amended and restated executive employment agreement with the Company dated April 22, 2016 and mutual release agreement dated December 2, 2024 (the “Release Agreement”). Pursuant to the Release Agreement, outstanding options to purchase 19,504 shares of the Company’s common stock previously granted to Mr. Kim will continue to vest and become exercisable during the Transition Period (as defined below) in accordance with their terms.

On December 2, 2024, the Company and Mr. Kim entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Kim agreed to provide consulting and advisory services to the Company on a transitional basis until December 31, 2024 (the “Transition Period”). Mr. Kim will not receive separate compensation in connection with the Consulting Agreement.

Appointment of Interim Chief Financial Officer

On December 3, 2024, the Board appointed Eric Poma, Ph.D., age 52, the Company’s current Chief Executive Officer, Chief Scientific Officer and member of the Board of Directors of the Company, as the Company’s Interim Chief Financial Officer and Treasurer, effective as of Mr. Kim’s resignation. In this role, Dr. Poma will serve as the Company’s principal financial officer and principal accounting officer.

Dr. Poma has been a member of the board of directors of the Company since August 2017. In February 2009, Dr. Poma founded Threshold Pharmaceuticals, Inc., an accounting predecessor of the Company, serving on its board of directors since its inception. From March 2005 until September 2008, Dr. Poma was Vice President of Business Development of Innovive Pharmaceuticals, Inc. (acquired by Cytrx Corporation), a biotechnology company. As the founder of Threshold Pharmaceuticals and in his role as Chief Scientific Officer, he led the invention of technology underlying the Company’s platform technology. Dr. Poma received his Ph.D. in Microbiology and Immunology and B.S. in Biology from the University of North Carolina at Chapel Hill and his M.B.A. from New York University.

No new compensatory arrangements have been entered into at this time with Dr. Poma in connection with him assuming the responsibilities as the Company’s Interim Chief Financial Officer and Treasurer. There are no family relationships between Dr. Poma and any director or executive officer of the Company, and there are no relationships or understandings between Dr. Poma and any other person pursuant to which he was appointed as the Interim Chief Financial Officer and Treasurer. Dr. Poma does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Dated: December 4, 2024

	By:	/s/ Eric E. Poma, Ph.D.
Name: Eric E. Poma, Ph.D.
Title: Chief Executive Officer